Prospectus Supplement No. 3	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated November 20, 2023)	Registration No. 333-273769

SPYRE THERAPEUTICS, INC.

18,809,064 Shares

Common Stock

Offered by the Selling Stockholders

This prospectus supplement no. 3 is being filed to update and supplement information contained in the prospectus dated November 20, 2023 (the “Prospectus”) related to the proposed resale or other disposition by the selling stockholders named in the Prospectus (the “Selling Stockholders”) of up to 18,809,064 shares of our common stock, par value $0.0001 per share (“Common Stock”), including shares of Common Stock that were issued to the Selling Stockholders upon the conversion of our Series A Preferred Stock, par value $0.0001 per share, held by the Selling Stockholders, with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2024 (the “Report”). Accordingly, we have attached the Report to this prospectus supplement. Any document, exhibit or information contained in the Report that has been deemed furnished and not filed in accordance with SEC rules shall not be included in this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information therein and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is traded on The Nasdaq Global Select Market under the symbol “SYRE”. On February 2, 2024, the last reported sale price for our Common Stock was $25.74 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 9 of the Prospectus and any applicable prospectus supplement.

We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and are subject to reduced public company reporting requirements.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 5, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2024

SPYRE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street
Building 23
Suite 105
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 Par Value	SYRE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2024, the Board of Directors (the “Board”) of Spyre Therapeutics, Inc. (the “Company”) adopted a form of indemnification agreement (the “Indemnification Agreement”), which replaced and superseded any previous indemnification agreements between the Company and each such individual as previously adopted by the board of directors of Aeglea BioTherapeutics, Inc., the Company’s predecessor (“Aeglea”). The Company intends to enter into an Indemnification Agreement with each of its directors and executive officers (collectively, the “Indemnitees”). The Indemnification Agreement provides for certain indemnification and advancement of expenses by the Company in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of the Company or service to other entities at the Company’s request, on the terms and subject to the conditions set forth therein.

The foregoing description of the Indemnification Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On February 1, 2024, Alison Lawton resigned from the Board, effective immediately. Ms. Lawton’s resignation was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Director

On February 1, 2024, the Board appointed Mark McKenna as a Class I director to fill the vacancy resulting from Ms. Lawton’s resignation, effective immediately.

Mr. McKenna, age 44, has served as Chief Investment Officer and Managing Director of McKenna Capital Partners, a family office dedicated to investing in breakthrough treatments for debilitating diseases, since June 2023. Mr. McKenna most recently served as the President and Chief Executive Officer and as a member of the board of directors of Prometheus Biosciences, Inc. (“Prometheus”), a clinical stage biotechnology company, from September 2019 to June 2023, when Prometheus was acquired by Merck & Co., Inc., and as Chairman of the board of directors from August 2021 to June 2023. Prior to Prometheus, he served as President of Salix Pharmaceuticals, Inc., a pharmaceutical company and wholly-owned subsidiary of Bausch Health Companies, Inc., from March 2016 through August 2019. Prior to Salix, Mr. McKenna spent more than a decade in various roles with Bausch + Lomb, also a division of Bausch, most recently as Senior Vice President and General Manager of its U.S. Vision Care business. Before joining Bausch + Lomb, he held several positions with Johnson & Johnson. Mr. McKenna has served as chair of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE) since August 2023. Mr. McKenna holds a B.S. in Marketing from Arizona State University and an M.B.A. from Azusa Pacific University.

In connection with his appointment to the Board, Mr. McKenna will enter into the Indemnification Agreement described under Item 1.01 of this Current Report on Form 8-K. Mr. McKenna will receive cash compensation as set forth in the Company’s non-employee director cash and equity compensation program (the “Program”) and an option to purchase 40,000 shares of the Company’s common stock under the Company’s 2016 Equity Incentive Plan (the “Plan”) in accordance with the Program, with an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant and a 10-year term. This option will vest and become exercisable in 36 equal monthly installments beginning on the date of each grant until such time as the option is 100% vested, subject to Mr. McKenna’s continued service to the Company through each applicable vesting date. There are no family relationships between Mr. McKenna and any of the executive officers or directors of the Company.

Mr. McKenna and the Company are parties to a consulting agreement, pursuant to which Mr. McKenna agreed to continue to provide consulting services as an independent contractor to the Company, with an effective date of August 1, 2023 (the “Vesting Commencement Date”). As compensation for Mr. McKenna’s consulting services, on

November 22, 2023, he was granted non-qualified stock options to purchase 477,000 shares of the Company’s common stock under the Plan with an exercise price of $10.39 per share, which vest as to 25% on the one year anniversary of the Vesting Commencement Date and thereafter vest and become exercisable in 48th equal monthly installments, subject to Mr. McKenna’s continued service to the Company through each applicable vesting date. Other than as disclosed above, Mr. McKenna is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendment to the Chief Executive Officer’s Amended and Restated Employment Letter Agreement

On February 1, 2024, the Company and Dr. Cameron Turtle entered into an amendment to Dr. Turtle’s amended and restatement employment letter agreement (the “Amendment”). The Amendment provides for an increase to the CIC Severance Amount (as defined therein) by an amount equal to 0.5 times Dr. Turtle’s target bonus for the year in which a qualifying termination occurs.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2024, the Board adopted an amendment and restatement of the Company’s Amended and Restated Bylaws as previously adopted by the Aeglea board of directors (as amended and restated, the “Amended and Restated Bylaws”), effective as of such date, in order to, among other things:

•

revise the voting standards for matters submitted to a vote of stockholders other than for the election of directors to be the affirmative vote of the holders of at least a majority of the voting power of the Company’s stock present in person or represented by proxy and entitled to vote on the matter, except as otherwise required by the Company’s Certificate of Incorporation, the Amended and Restated Bylaws, or any law, rule or regulation;

•

update the procedural and disclosure requirements for director nominations made and business proposals submitted by stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended);

•	opt out of Section 116 of the Delaware General Corporation Law (the “DGCL”) regarding electronic delivery of documents or information;

•	update various provisions regarding the organization and conduct of meetings of stockholders, authority of the meeting chair, meetings of the Board and the officers of the Company;

•	update certain procedures and standards with respect to indemnification and advancement of expenses to directors, officers and other agents of the Company;

•	update provisions to align with the Company’s governance structure and remove provisions otherwise duplicative with other Company documents and/or the DGCL; and

•	make various other updates, including clarifying, ministerial and conforming changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 1, 2024, the Board adopted a new Code of Business Conduct and Ethics of the Company (the “Code of Conduct”), effective as of such date. The Code of Conduct supersedes the Company’s existing Code of Conduct and Ethics as previously adopted by the Aeglea board of directors (the “Existing Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of the Company and is intended to enhance understanding of the Company’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out a director’s, officer’s or employee’s responsibilities. Among other things, the Code of Conduct:

•

updates the Company’s policies and procedures with respect to (i) legal and regulatory compliance, including regarding anti-corruption standards, clinical trial regulations and privacy laws, (ii) relationships that create actual or potential conflicts of interest, (iii) communications with the public, and (iv) confidentiality;

•	updates the Company’s whistleblower hotline and procedures for reporting complaints;

•	updates the Company’s policies and procedures with respect to an amendment or waiver of the Code of Conduct;

•	includes commitments to environmental protection and safe and healthy work environment;

•	removes various provisions otherwise duplicative with other Company documents and/or applicable law; and

•	makes various other updates, including clarifying, ministerial and conforming changes.

The adoption of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Existing Code of Conduct. The foregoing description of the Code of Conduct does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company, effective as of February 1, 2024.

10.1	Form of Indemnification Agreement.

10.2	Amendment to the Amended and Restated Letter Agreement by and between the Company and Cameron Turtle, dated as of February 1, 2024.

14.1	Code of Business Conduct and Ethics of the Company, effective as of February 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2024	SPYRE THERAPEUTICS, INC.

	By:	/s/ Cameron Turtle
Cameron Turtle Chief Executive Officer

Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

SPYRE THERAPEUTICS, INC.

(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of Spyre Therapeutics, Inc., a Delaware corporation (the “Corporation”), shall be fixed in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2 Special Meeting. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Corporation may be called at any time only by the Chair of the Board, the Chief Executive Officer, the President or the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting of stockholders shall specify the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b) Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

(c) So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”). If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

(d) Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL, and shall be deemed given as provided therein.

(e) An affidavit that notice has been given, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

(f) When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3(a); provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4 Organization.

(a) Meetings of stockholders shall be presided over by the Chair of the Board of Directors, or in his or her absence, by the Chief Executive Officer (if separate and serving as a director) or by another person designated by or in the manner provided by the Board of Directors. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chair of the meeting, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chair of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as the chair of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chair of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chair should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 2.5 List of Stockholders. The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6 Quorum. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, the holders of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chair of the meeting, or the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7 Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chair of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b). Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8 Voting; Proxies.

(a) Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b) Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of the holders of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of the holders of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

(c) Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date.

Section 2.9 Submission of Information Regarding Director Nominees.

(a) As to each person whom a stockholder proposes to nominate for election or reelection as a director of the Corporation pursuant to Section 2.10, the stockholder must deliver to the Secretary at the principal executive offices of the Corporation the following information:

(i) a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (A) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be provided by the Corporation within five business days following a request therefor);

(ii) all fully completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) and the background of any other person or entity on whose behalf the nomination is being made (all of the foregoing, “Questionnaires”). The Questionnaires will be provided by the Corporation within five business days following a request therefor; and

(iii) a representation that a nominee for election or re-election as a director of the Corporation pursuant to Section 2.10 will provide to the Corporation such other information as the Corporation may reasonably request, including such information reasonably necessary for the Corporation to determine whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, or relevant to a determination whether such person can be considered an independent director.

(b) If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.10, all written and signed representations and agreements and all fully completed and signed Questionnaires described in Section 2.9(a) above shall be provided to the Corporation at the same time as such notice, and the additional information described in Section 2.9(a)(iii) above shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request (or by the day prior to the day of the meeting of stockholders, if earlier). All information provided pursuant to this Section 2.9 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.10.

(c) Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 2.9 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 2.9. Upon written request of the Secretary, the stockholder giving notice of an intent to nominate a candidate for election shall provide, within five business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If such stockholder fails to provide such written verification or affirmation within such time period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.9.

Section 2.10 Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(iii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held or deemed to have been held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(iii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice given in accordance with this Section 2.10 must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.10(a); provided that, in the event a stockholder’s notice includes one or more substitute nominees, such stockholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of Section 2.9 and this Section 2.10 (including, without limitation, satisfaction of all applicable informational requirements set forth therein). For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director:

(1) a written statement, not to exceed 500 words, in support of such person;

(2) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and

(3) the information required to be submitted regarding nominees pursuant to Section 2.9 above, including, within the time period specified in Section 2.9(c) above, all fully completed and signed Questionnaires described in Section 2.9(a)(ii) above;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, and if such stockholder or beneficial owner is an entity, any related person (as defined below);

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2) the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and

(3) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business; and

(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”):

(1) the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(iii) below) by such stockholder or beneficial owner and by any related person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any related person as of the record date for the meeting;

(2) a description (which description shall include, in addition to all other information described in this clause (2), information identifying all parties thereto) of (x) any plans or proposals which such stockholder, beneficial owner, if any, or related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner, if any, or related person and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable), and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such plans or proposals with respect to securities of the Corporation or any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(3) a description (which description shall include, in addition to all other information described in this clause (3), information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement or short positions, profit interests, hedging or pledging transactions, voting rights, dividend rights and/or borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock or the share price of any class or series of the capital stock of any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) or maintain, increase or decrease the voting power of the stockholder, beneficial owner, if any, or related person with respect to securities of the Corporation or of any principal competitor of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(4) any equity interests in any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) held by or on behalf of such stockholder or beneficial owner, if any, and any related person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such equity interests held as of the record date for the meeting;

(5) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, if any, or related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or based on any agreement, arrangement or understanding under clause (a)(ii)(D)(3) of this Section 2.10, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting;

(6) a representation as to whether the stockholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors, and/or (z) whether such person or group intends to otherwise solicit proxies from holders of the Corporation’s stock in support of such proposal or nomination (for purposes of this clause (6), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act); and

(7) a representation that promptly after soliciting the holders of the Corporation’s stock referred to in the representation required under clause (a)(ii)(D)(6) of this Section 2.10, and in any event no later than the 10th day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock.

(iii) Notwithstanding anything in this Section 2.10(a) to the contrary, if any information or communication submitted pursuant to this Section 2.10 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 2.10. Upon written request of the Secretary, the stockholder giving notice of an intent to nominate a candidate for election or propose other business shall provide, within five business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If such stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.10. The obligation to update and supplement as set forth in Section 2.9, this Section 2.10 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of stockholders.

(iv) Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(v) This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(vi) Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees proposed by the Board of Directors to be elected at such meeting or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a)(ii) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); or (ii) provided that the Board of Directors has determined that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.10(a) above and provides the additional information required by Section 2.9 above. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. A stockholder’s notice given in accordance with this Section 2.10(b) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.10(b); provided that, in the event a stockholder’s notice includes one or more substitute nominees, such stockholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of this Section 2.10(b) (including, without limitation, satisfaction of all applicable informational requirements set forth in Section 2.9 and Section 2.10(a) above). For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Notwithstanding any other provisions of these Bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any related person), shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10. The Chair of the Board of Directors, the chair of the meeting or any other person designated by the Board of Directors shall determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether a stockholder or beneficial owner provided all information and complied with all representations required under Section 2.9 or this Section 2.10 or complied with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business is not in compliance with this Section 2.10, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chair of the meeting shall declare that such nomination shall be disregarded or that such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Corporation. In furtherance of and not by way of limitation of the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Chair of the Board of Directors, the chair of the meeting or any other person designated by the Board of Directors, (A) if the stockholder does not provide the information required under Section 2.9 or this Section 2.10 to the Corporation within the time frames specified herein or (B) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, any such nomination shall be disregarded or any such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Corporation.

(ii) To be considered a qualified representative of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(iii) For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; provided, however, that a person shall not be deemed to beneficially own such shares if the right to vote such shares arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to and in accordance with applicable rules and regulations promulgated under the Exchange Act; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iv) Nothing in this Section 2.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

(v) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 2.11 No Action by Written Consent. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders.

Section 2.12 Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election. Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c) count and tabulate all votes and ballots; and

(d) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13 Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.14 Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation required by this Article II.

ARTICLE III

DIRECTORS

Section 3.1 Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Term of Office and Election. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution of a majority of the total number of authorized directors. The directors shall hold office in the manner provided in the Certificate of Incorporation. At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast. Directors need not be stockholders unless so required by the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4 Resignations and Removal.

(a) Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chair of the Board of Directors or the Secretary. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the Corporation’s capital stock entitled to vote generally in the election of directors voting together as a single class.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chair of the Board of Directors, the Chief Executive Officer (if separate and serving as a director) or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Remote Participation in Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the total number of directors then authorized shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chair of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10 Chair of the Board. The Chair of the Board shall preside at meetings of stockholders in accordance with Section 2.4(a) above and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if separate and serving as a director) or another director chosen by or in the manner provided by the Board of Directors shall preside.

Section 3.11 Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13 Emergency Bylaws. This Section 3.13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2 Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall include a Chief Executive Officer, Chief Financial Officer and a Secretary, who shall be elected by the Board of Directors. The Corporation may have such other officers as the Board of Directors or the Chief Executive Officer or another authorized officer may determine and appoint from time to time. Officers shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors or the Chief Executive Officer or another authorized officer. Each officer shall hold office until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person. The Board of Directors may determine to leave any office vacant.

Section 5.2 Additional Positions and Titles. The Corporation may have assistants to officers, with such powers and duties as the Board of Directors, the Chief Executive Officer, or another authorized officer, may from time to time determine. Any officer or employee may be assigned any additional title, with such powers and duties, as the Board of Directors or an authorized officer may from time to time determine. Any persons appointed as assistant officers, and any persons upon whom such titles are conferred, shall not be deemed officers of the Corporation unless appointed by the Board of Directors or the Chief Executive Officer pursuant to Section 5.1.

Section 5.3 Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by any person or persons to whom the Board of Directors has delegated such authority.

Section 5.4 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or an authorized officer. Any officer or assistant officer, if appointed by an officer, also may be removed by the officer authorized to appoint such officer or assistant officer. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any resignation or removal shall be without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or in accordance with Section 5.1 or Section 5.2, as applicable, by the Chief Executive Officer or another authorized officer or such office may be left vacant.

Section 5.5 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors.

Section 5.6 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the Chief Financial Officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.7 Secretary. The powers and duties of the Secretary shall include acting as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders, and performing all other duties incident to the office of Secretary. The Secretary shall perform such other duties as the Board of Directors, the Chief Executive Officer or another authorized officer may from time to time determine.

Section 5.8 Authority and Duties of Officers. The Chief Executive Officer, Chief Financial Officer and the Secretary shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Other officers shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors, the Chief Executive Officer or another officer authorized to prescribe the duties of such officer. To the extent not so set forth or determined, each such officer shall have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the Board of

Directors. Unless otherwise determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer; or (ii) by other officers of the Corporation, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Section 5.9 Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer, or any other person or persons to whom the Board of Directors or the Chief Executive Officer has delegated such authority, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.10 Delegation. The Board of Directors or an authorized officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Right to Indemnification.

(a) Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or an officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.4 with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

(b) Any reference to an officer of the Corporation in this Article VI shall be deemed to refer exclusively to the Chief Executive Officer, Chief Financial Officer and Secretary and any officer of the Corporation (1) appointed by the Board of Directors pursuant to Section 5.1 or (2) designated by the Board of Directors as such for purposes of Section 16 of the Exchange Act, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other enterprise pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not, by itself, result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this Article VI.

Section 6.2 Right to Advancement of Expenses.

(a) In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) Notwithstanding the foregoing Section 6.2(a), the Corporation shall not make or continue to make advancements of expenses to an indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 6.3 Indemnification for Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 6.3 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.3 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.4 (notwithstanding anything to the contrary therein).

Section 6.4 Right of Indemnitee to Bring Suit. If a request for indemnification under Section 6.1 or Section 6.3 is not paid in full by the Corporation within 60 days, or if a request for an advancement of expenses under Section 6.2 is not paid in full by the Corporation within 20 days, after a written request has been received by the Secretary, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met such applicable standard of conduct, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

Section 6.5 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.7 Indemnification of Employees and Agents of the Corporation; Service at Subsidiaries. The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation. Any person serving as a director or officer of a subsidiary of the Corporation shall be entitled to the rights to indemnification conferred in this Article VI, and to the advancement of expenses, as defined in Section 6.2, with respect to his or her service at such subsidiary; provided, however, that the advancement of expenses to any person who is not an indemnitee as defined in Section 6.1(a) shall be at the discretion of the Corporation. Any director or officer of a subsidiary is deemed to be serving such subsidiary at the request of the Corporation, and the Corporation is deemed to be requesting such service. This Article VI shall, to the fullest extent permitted by law, supersede any conflicting provisions contained in the corporate governance documents of any other subsidiary of the Corporation. In addition, the Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to individuals with respect to their service as an employee or agent of subsidiaries of the Corporation.

Section 6.8 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.9 Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.10 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.11 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, or an Assistant Treasurer or Assistant Secretary certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles or otherwise electronic signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Transfers may also be made in any manner authorized by the Corporation (or its authorized transfer agent) and permitted by Section 224 of the DGCL.

Section 7.4 Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.6 Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business (as defined in Section 2.10(c)(iii) above) on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.7 Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including any Preferred Stock Designation) and applicable law.

Section 8.5 Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation (including as otherwise required by any Preferred Stock Designation) or these Bylaws (including, without limitation, as otherwise required by Section 2.14), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

ARTICLE IX

EXCLUSIVE FORUM

Section 9.1 Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, to the fullest extent permitted by law, (a) the federal district courts of the United States of America shall be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; and (b) the Court of Chancery (the “Court of Chancery”) of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its current or former directors, officers or employees arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Corporation, its current or former directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Section 9.2 Enforceability. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE X

AMENDMENTS

Section 10.1 Amendments. Notwithstanding any other provision of these Bylaws, any amendment or repeal of these Bylaws, or adoption of Bylaws, shall require the approval of the Board or the stockholders of the Corporation as provided in the Certificate of Incorporation.

The foregoing Amended and Restated Bylaws were adopted by the Board of Directors on February 1, 2024

Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of       by and between Spyre Therapeutics, Inc., a Delaware corporation (the “Company”), and       (the “Indemnitee”) and shall be deemed effective upon the earliest date that the Indemnitee is duly elected or appointed as a director or officer of the Company.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there shall be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company has adopted provisions in its Amended and Restated Bylaws (as may be amended or restated from time to time, the “Bylaws”) providing for indemnification and advancement of expenses of its directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”), and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company as the Company may request, and to otherwise promote the desirable end that such persons shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive appropriate protection against such risks and liabilities, the Board has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have the Indemnitee serve or continue to serve as a director or officer of the Company and in any other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee’s duty to the Company; and the Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the Indemnitee’s service or continued service as a director or officer of the Company, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

(a) A “Change in Control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(b) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(c) “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, judicial, administrative or legislative hearing, investigation, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification or advancement under this Agreement, but shall not include the amount of judgments, fines, ERISA excise taxes or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.

(d) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e) “Proceeding” means any action, suit, arbitration, alternative dispute resolution mechanism, inquiry, judicial, administrative or legislative hearing, investigation, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature, to which the Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or trustee of the Company or while a director, officer, employee, agent or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such status, the Indemnitee’s “Corporate Status”), or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability or loss is incurred for which indemnification or advancement can be provided under this Agreement.

2. Service by the Indemnitee. The Indemnitee shall serve and/or continue to serve as a director or officer of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected and qualified or the Indemnitee is removed as permitted by applicable law or tenders a resignation in writing.

2

3. Indemnification and Advancement of Expenses. The Company shall indemnify and hold harmless the Indemnitee, and shall pay to the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee in defending any such Proceeding, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, all on the terms and conditions set forth in this Agreement. Without diminishing the scope of the rights provided by this Section, the rights of the Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification or advancement of Expenses shall be paid to the Indemnitee:

(a) to the extent expressly prohibited by applicable law or the Amended and Restated Certificate of Incorporation of the Company (as may be amended or restated from time to time, the “Certificate of Incorporation”) and the Bylaws;

(b) for and to the extent that payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the certificate of incorporation or bylaws, or agreement of the Company or any other company or other enterprise (and the Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee); or

(c) in connection with an action, suit or proceeding, or part thereof voluntarily initiated by the Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) the Indemnitee or (ii) the Company in an action, suit or proceeding initiated by the Indemnitee), except a judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, unless (A) the action, suit or proceeding, or part thereof, was authorized or ratified by the Board or the Board otherwise determines that indemnification or advancement of Expenses is appropriate or (B) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

4. Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee’s Corporate Status, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all expense, liability and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee and Expenses) actually and reasonably incurred by the Indemnitee, or on behalf of the Indemnitee, in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

5. Indemnity in Proceedings by or in the Right of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on behalf of the Indemnitee, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the DGCL expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is entitled to indemnification for such expense, liability and loss as such court shall deem proper.

3

6. Indemnification for Costs, Charges, and Expenses of Successful Party. Notwithstanding any limitations of Sections 3(c), 4 and 5 above, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

7. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, liability and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee and Expenses) actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expense, liability and loss actually and reasonably incurred to which the Indemnitee is entitled.

8. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the DGCL, the Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee’s service as a director or officer of the Company, in any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending or completed proceeding, whether of a civil, criminal, administrative, legislative, investigative or other nature, to which the Indemnitee neither is, nor is threatened to be made, a party.

9. Determination of Entitlement to Indemnification. To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company. Such request shall include documentation or information that is necessary for such determination and is reasonably available to the Indemnitee. Upon receipt by the Secretary of the Company of a written request by the Indemnitee for indemnification pursuant to this Agreement, the entitlement of the Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination (as selected by the Board, except with respect to Section 9(e) below): (a) the Board by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; (d) the stockholders of the Company; or (e) in the event that a Change in Control has occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. Such Independent Counsel shall be selected by the Board and approved by the Indemnitee, except that in the event that a Change in Control has occurred, Independent Counsel shall be selected by the Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of the Indemnitee so to approve (or so to select, in the event a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 60 calendar days after receipt by the Secretary of the Company of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.

4

10. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination as provided in Section 9 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 60 calendar days after receipt by the Secretary of the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification. The termination of any Proceeding described in Sections 4 or 5 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, had reasonable cause to believe his or her conduct was unlawful or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

11. Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment is not timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if an advancement of Expenses is not timely made pursuant to Section 16, the Indemnitee may at any time thereafter bring suit against the Company seeking an adjudication of entitlement to such indemnification or advancement of Expenses, and any such suit shall be brought in the Court of Chancery of the State of Delaware unless, if the Indemnitee is an employee of the Company, otherwise required by the law of the state in which the Indemnitee primarily resides and works. The Company shall not oppose the Indemnitee’s right to seek any such adjudication. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL, including the standard described in Section 4 or 5, as applicable. Further, in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee has not met the standard of conduct described above. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct described above, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel or its stockholders) that the Indemnitee has not met the standard of conduct described above shall create a presumption that the Indemnitee has not met the standard of conduct described above, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of Expenses, under this Section 11 or otherwise shall be on the Company. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable. The Company further agrees to stipulate in any court pursuant to this Section 11 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court shall determine that the

5

Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

12. Non-Exclusivity of Rights; Survival of Rights; Insurance; Subrogation.

(a) The rights provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or Bylaws, any agreement, a vote of stockholders, a resolution of the Board or otherwise. No amendment, alteration or repeal of this Agreement or of any provision of this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded under the current Certificate of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Company shall obtain coverage for the Indemnitee under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any other director (if the Indemnitee is a director) or officer (if the Indemnitee is not a director but is an officer) of the Company under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all commercially reasonable steps to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, [subject to the exceptions contained in Section 12(d) below,] the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company effectively to bring suit to enforce such rights.

(d) [The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by Fairmount Healthcare Fund LP, Fairmount Healthcare Fund II LP and/or their affiliates (collectively, the “Designee Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort vis-à-vis the Designee Indemnitors (i.e., its obligations to Indemnitee are primary and any obligation of the Designee Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all indemnity amounts to the extent required by the terms of this Agreement and the Bylaws, without regard to any rights Indemnitee may have against the Designee

6

Indemnitors, and (iii) notwithstanding any other provision in this Agreement or the Bylaws, that it irrevocably waives, relinquishes and releases the Designee Indemnitors from any and all claims against the Designee Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Designee Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Designee Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Designee Indemnitors are express third-party beneficiaries of this Section 12(d).]

(e) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) The Company’s obligation to indemnify or advance Expenses hereunder to the Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

13. Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any action, suit, or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

14. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee, agent or trustee of the Company or while a director, officer, employee, agent or trustee is serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee, agent or trustee of the Company or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

15. Notification and Defense of Proceeding. Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to the Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which the Indemnitee notifies the Company:

(a) The Company shall be entitled to participate therein at its own expense;

7

(b) Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not within 60 calendar days of receipt of notice from the Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) Notwithstanding any other provision of this Agreement, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or other award, if the Company was not given an opportunity, in accordance with this Section 15, to participate in the defense of such Proceeding. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to the Indemnitee, without the Indemnitee’s written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement.

16. Advancement of Expenses. All Expenses incurred by the Indemnitee in defending any Proceeding described in Sections 4 or 5 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee. Notwithstanding the foregoing, the Company shall not advance or continue to advance Expenses to the Indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith or in a manner that the Indemnitee did not reasonably believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by Independent Counsel in a written opinion to the Board , a copy of which shall be delivered to the Indemnitee. To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise. The Indemnitee’s undertaking to repay any such amounts is not required to be secured. Each such advancement of Expenses shall be made within 20 calendar days after the receipt by the Secretary of the Company of such written request. The Indemnitee’s entitlement to Expenses under this Agreement shall include those incurred in connection with any action, suit, or proceeding by the Indemnitee seeking an adjudication pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court shall determine that the Indemnitee is entitled to an advancement of Expenses hereunder.

8

17. Severability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest enforceable extent set forth in this Agreement. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and the Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

18. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

19. Other Provisions.

(a) This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of Delaware, unless, if the Indemnitee is an employee of the Company, otherwise required by the law of the state in which the Indemnitee primarily resides and works.

(b) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(c) This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if the Indemnitee is an officer of the Company, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between the Indemnitee and the Company.

(d) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.

[The remainder of this page is intentionally left blank.]

9

IN WITNESS WHEREOF, the Company and the Indemnitee have caused this Agreement to be executed as of the date first written above.

SPYRE THERAPEUTICS, INC.

By:
Name:
Title:

Indemnitee:

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]

Exhibit 10.2

February 1, 2024

Cameron Turtle

Re: Amendment to Amended and Restated Employment Letter Agreement

Dear Cameron:

This letter, effective as of the date first set forth above (this “Amendment”), amends that certain amended and restated employment letter agreement between you and Spyre Therapeutics, Inc. (f/k/a Aeglea BioTherapeutics, Inc.) (the “Company”) dated November 22, 2023 (the “Agreement”).

Section 11(a) of the Agreement is hereby amended and restated in its entirety as set forth below:

“(a)

The Company shall pay you an amount equal (i) to 18 months of your Base Salary, plus (ii) any bonus earned but unpaid for the year immediately prior to the year of termination, plus (iii) 1.5 times your Target Bonus for the year in which the termination occurs (in each case, calculated by reference to your Base Salary rate as in effect immediately prior to your termination, but without giving effect to any prior reduction in Base Salary by the Company which would give rise to your right to resign for Good Reason) (such salary and bonuses together, the “CIC Severance Amount”).”

Except as otherwise expressly amended herein, all terms and provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington. This Amendment may be executed in separate counterparts. When both counterparts are signed, they shall be treated together as one and the same document. PDF copies of signed counterparts shall be equally effective as originals.

Sincerely,

/s/ Scott Burrows
Name: Scott Burrows Title: Chief Financial Officer

Accepted and acknowledged:

/s/ Cameron Turtle
Name: Cameron Turtle

Date: February 1, 2024

Exhibit 14.1

SPYRE THERAPEUTICS, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

(dated February 1, 2024)

I.	INTRODUCTION

This Code of Business Conduct and Ethics (this “Code”) provides a general statement of the expectations of Spyre Therapeutics, Inc. (the “Company”) regarding the ethical standards to which each director, officer and employee should adhere while acting on behalf of the Company. You are expected to read and become familiar with the ethical standards described in this Code and will be required, from time to time, to affirm your agreement to adhere to such standards by signing the Compliance Certificate that appears at the end of this Code.

We are proud of what the Company has accomplished to date, and your commitment to continued excellence is crucial as our company changes and grows. We expect all individuals associated with the Company to conduct themselves with the highest degree of honesty and integrity at all times.

This Code should be read in conjunction with our other policies and procedures, copies of which are available from Human Resources. This Code is not a substitute for those other documents. Instead, this Code should be viewed as a general statement of the guiding principles that should help you keep our core values in mind as you conduct business on behalf of the Company.

We consider any violation of this Code to be a serious breach of our trust, and any violation may result in disciplinary action, up to and including termination, as well as potential civil or criminal penalties, depending on the nature of the violation and applicable law. Similarly, if you are aware of someone’s violation of this Code, you have a duty to report the violation in accordance with the procedures detailed below. We depend on your commitment to protect our culture and values and will view your reporting of violations in that context.

While this Code covers multiple scenarios and activities, it does not address every situation that could arise. Therefore, if you are faced with an issue that you feel may not be covered specifically by this Code, and are making a decision to act, please keep the following in mind:

•	Consider whether your actions would conform to the intent of the Code.

•	Consider whether your actions could create even a perception of impropriety.

•	Make sure you have all of the relevant facts.

•	Consider discussing the matter with your supervisor, as applicable, or reporting the matter anonymously as described below.

•	Seek help. It is always better to seek assistance before you act, rather than making a preventable mistake.

If you encounter a situation where you have a question about the law, the Code or any Company policy or are unsure of the best course of action, you should always seek guidance. Except as otherwise specifically noted in the Code, when you have a specific question, please contact your supervisor, Human Resources or the Chief Legal Officer (the “CLO”)1.

II.	REPORTING VIOLATIONS

If you know or reasonably believe that there has been a violation of this Code or any other illegal behavior, you must report such violation or illegal behavior to your supervisor, Human Resources or the CLO. Additionally, employees, consultants and others may report any violations of this Code or any other illegal behavior anonymously through the Company’s whistleblower hotline. There are two methods of logging complaints anonymously:

Web Form: www.lighthouse-services.com/spyretx

Toll-Free Hotline:

•	For English in the U.S. and Canada: 855-222-1214

•	For Spanish in the U.S. and Canada: 800-216-1288

•	For locations outside North America: 800-603-2869 (must dial country access code first, please refer to Exhibit A for instructions)

Such complaints will be directed to the CLO. However, if the complaint involves the CLO, or otherwise gives rise to a conflict of interest, such complaints will be directed to the Company’s Audit Committee and/or outside counsel.2

Failure to report a known or suspected violation of this Code is itself a violation, and may result in disciplinary action up to, and including, termination.

Any director, officer or employee who obtains information about a Code violation or illegal act has the responsibility to report the matter immediately to one of the above individuals. The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate or tolerate discrimination or retaliation against any director, officer or employee for reporting, in good faith, a potential violation, and any supervisor intimidating or imposing sanctions on any such person for reporting a matter in good faith will be disciplined.

[1]	At any time when the Company does not have an active CLO, the duties and responsibilities of the CLO under this Code shall be fulfilled by the Chief Financial Officer.
[2]	The Company’s outside counsel contacts are Ryan Murr and Branden Berns of Gibson, Dunn & Crutcher LLP.

2

III.	PERSONAL RESPONSIBILITY AND INTEGRITY

A. Fair Dealing

You are expected to be honest, ethical and fair and should deal fairly with customers, vendors, suppliers, business partners, service providers, competitors and employees. You should not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.

B. Confidential Information and Privacy

The Company holds many types of confidential information that must be carefully safeguarded. Protecting this information is essential to maintaining our relationships with our suppliers, customers, and other business partners. In addition, Company information, which includes confidential information and third-party information the Company has a duty to keep confidential (such as patient and employee health information), should not be used other than for its intended use, and documents including such information should be disposed of properly and should not be copied or removed from the work area, except as required for job performance. Company information should never be disclosed to outsiders without specific approval by the Company.

Confidential information includes:

•	information marked “Confidential,” “Private,” “For Internal Use Only,” or with a similar legend;

•	technical or scientific information relating to current and future product candidates, services, or research;

•	business or marketing plans, strategies, forecasts or projections;

•	budgets, earnings and other internal financial data;

•	business contacts;

•	training materials and methods;

•	personnel information;

•	other non-public information that, if disclosed, might be of use to the Company’s competitors or harmful to the Company or its business partners; and

•	other non-public information that, if disclosed, would violate federal or state securities laws.

3

Regardless of whether information is specifically marked as confidential, it is each employee’s responsibility to keep confidential information in confidence (except as otherwise required, if at all, by applicable law). You must not use, reveal or divulge any such information unless it is necessary for you to do so in the performance of your duties (or except as otherwise required, if at all, by applicable law). Generally, access to confidential information should be granted, provided or given on a “need-to-know” basis and must be authorized by your manager.

C. Use of Company Systems

The data and other information you use, send, receive, and store on the Company’s telecommunications equipment (including email, voicemail, and the internet) are business records owned by the Company. Therefore, subject to applicable laws and regulations, the Company has the right to access, read, monitor, inspect, review and disclose the contents of, postings to and downloads from all of the Company’s information systems. In addition, your use of the Company’s systems and equipment reflects on the Company as a whole, and at no time may you use the Company systems or equipment to view, access, store, share, or send illegal, derogatory, harassing or inappropriate information, including obscene, racist, or sexually explicit information, or engage in any activity that violates the intellectual property rights of others. We strongly encourage all directors, officers and employees to avoid references to the Company on social networking sites or other Internet based communications sites.

D. Conflicts of Interest

Directors, officers, and employees should avoid activities that create or give the appearance of a conflict of interest between their personal interests and the Company’s interests. A conflict of interest exists when a personal interest or activity of a director officer or employee could influence or interfere with that person’s performance of duties, responsibilities, or commitments to the Company. A conflict of interest also exists when a director, officer or employee (or member of his or her family) receives an improper personal benefit as a result of his or her position at the Company. Below are some examples of situations that could result in a conflict of interest.

•	be a consultant to, or a director, officer, or employee of, or otherwise operate an outside business that is a significant competitor, supplier, or customer of the Company;

•

be a consultant to, or a director, officer, or employee of, or otherwise operate an outside business if the demands of the outside business would materially interfere with the director’s, officer’s, or employee’s responsibilities to the Company;

•

take personal advantage or obtain personal gain from an opportunity learned of or discovered during the course and scope of your employment when that opportunity or discovery could be of benefit or interest to the Company;

•	have significant financial interest, including direct stock ownership, in any outside business that does or seeks to do a material amount of business with the Company;

4

•

seek or accept any personal loan or services from any such outside business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

•	accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible; or

•	conduct business on behalf of the Company with immediate family members, which include spouses, children, parents, siblings, and persons sharing the same home whether or not legal relatives.

Whether or not a conflict of interest exists or will exist can be unclear. Persons other than directors and executive officers who have questions about a potential conflict of interest or who become aware of an actual or potential conflict should discuss the matter with their supervisor, as applicable, or the CLO. Directors and executive officers must consult and seek prior approval of potential conflicts of interest exclusively from the Audit Committee.

For avoidance of doubt, a director affiliated with an investment firm shall not be presumed to have a conflict of interest due to such investment firm or the director acting on its behalf conducting activities in the ordinary course of its business.

E. Proper Use of Company Assets

Directors, officers, and employees are entrusted with numerous Company assets and have a responsibility to protect them. The Company’s assets shall be used for their intended business purposes. Personal use of the Company’s funds or property, including charging personal expenses as business expenses, inappropriate reporting or overstatement of business or travel expenses, and inappropriate usage of company equipment or the personal use of supplies or facilities without advance approval from an appropriate officer of the Company shall be considered a breach of the Code.

F. Corporate Opportunities

You owe a duty to the Company to advance its interests when the opportunity to do so arises and are prohibited from taking for yourself opportunities that are discovered through the use of Company property, information or position. You may not use Company property, information or position for personal gain. In addition, you may not compete with the Company.

If you become aware of any actual or potential business opportunity that relates to the Company, you may not take advantage of the opportunity or share the opportunity with anyone outside the Company without first receiving the approval of the CLO’s office or the Board of Directors, as applicable. Notwithstanding the foregoing, the duties of directors and officers with respect to corporate opportunities are subject to the terms of the Company’s certificate of incorporation, as it may be amended or restated from time to time.

5

IV.	LEGAL REQUIREMENTS

A. Regulatory Compliance

As participants in the heavily regulated biotechnology industry, adherence to regulatory compliance principles and procedures is among our highest priorities.

We have a goal of developing product candidates of the highest quality possible. We also are sensitive to the special considerations involved in conducting clinical research. Therefore, we have developed policies and procedures designed to ensure that this research is conducted effectively and legally. This means that our clinical research procedures must abide by applicable regulatory requirements and be conducted with respect for the research participants involved.

B. Gifts

It is against Company policy for a director, officer or employee of the Company to offer anything of value to an existing or potential clinical investigator, Institutional Review Board, patient or other party that would inappropriately influence the design, conduct, enrollment or outcome of clinical studies. Similarly, it is against Company policy for a director, officer or employee to offer anything of value to an existing or potential customer that would inappropriately influence that consumer to select a Company product.

There are similar concerns involving potential conflicts of interest in other external business relationships. Generally, giving or receiving gifts, meals, or entertainment involving our external business relationships should meet all of the following criteria:

•	they do not violate applicable law or fail to comply with Company policy;

•	they do not constitute a bribe, kickback, or other improper payment;

•	they have a valid business purpose;

•	they are appropriate as to time, place, and value (modest; not lavish or extravagant);

•	they are infrequent; and

•	they do not influence or appear to influence the behavior of the recipient.

Gifts of cash or marketable securities may not be given or accepted regardless of amount.

C. Dealing with Government Officials

All dealings with government officials, including, but not limited to lobbying, political contributions to candidates, and meeting with government agencies, shall be in accordance with all applicable national, state, and local laws and regulations in each country in which the Company conducts business (and shall comply with the Foreign Corrupt Practices Act (the “FCPA”), as set forth below) and the Company’s International Trade Policy.

6

No director, officer or employee shall offer or promise a payment or reward of any kind, directly or indirectly, to any federal, state, local, or foreign government official (i) for or because of an official act performed or to be performed by that official; or (ii) in order to secure preferential treatment for the Company or its employees. No director, officer or employee shall offer or promise any federal, state, local, or foreign government official gifts, entertainment, gratuities, meals, lodging, travel, or similar items that are designed to influence such officials. Further, because of the potential for misunderstanding, no director, officer or employee of the Company may confer gifts, special favors, gratuities, or benefits to such an official even if there is no matter pending before that official. The Company also strictly prohibits any director, officer or employee from making any payment or providing a thing of value if the person knows, or reasonably believes or suspects that any portion of the payment or thing of value will be offered, given or promised, directly or indirectly, to any government official.

It is our policy to cooperate fully with all legal and reasonable government investigations. Accordingly, the Company directors, officers and employees shall comply with any and all lawful requests from government investigators and, consistent with preserving the Company’s legal rights, shall cooperate in lawful government inquiries. No director, officer or employee shall make a false or misleading written or oral statement to a government official with regard to any matter involving a government inquiry into the Company matters.

Employees shall contact the CLO when presented with any such government request or inquiry prior to responding to such inquiry. Employees with questions about contacts with government officials should seek guidance from senior management. Officers and directors should contact the CLO prior to responding to any such inquiries.

D. Foreign Corrupt Practices Act

All employees must comply with the FCPA, which sets forth requirements for the Company’s relationships with non-U.S. government representatives, which in many countries include individuals who would not be deemed government representatives in the U.S. (e.g., medical professionals and employees of educational institutions). It is important to note that these limitations apply with respect to a government representative at any level and not only with respect to senior or policy-making roles. As a U.S.-based company, the Company is required to adhere to all standards set forth in the FCPA regardless of the nationality or overseas location of the individual acting on behalf of the Company, whether an employee, officer or third party.

The FCPA requires that relations between U.S. businesses and foreign government representatives conform to the standards that exist in the United States, even if a different business ethic is prevalent in the other country. Accordingly, no employee or third-party person or enterprise acting on behalf of the Company, directly or indirectly, may offer a gift, payment or bribe, or anything else of value, whether directly or indirectly, to any foreign official, foreign political party or party official, or candidate for foreign political office for the purpose of influencing an official act or decision or seeking influence with a foreign government in order to obtain, retain, or direct business to the Company or to any person or to otherwise secure an

7

improper advantage. In short, such activity cannot be used to improve the business environment for the Company in any way. Thus, even if such payment is customary and generally thought to be legal in the host country, it is forbidden by the FCPA and violates U.S. law, unless it is a reasonable and bona fide expenditure, such as entertainment or travel and lodging expenses, that is directly related to (a) the promotion, demonstration, or explanation of products or services or (b) the execution or performance of a contract with a foreign government or government agency, and the payment was not made for an improper purpose.

As is the case under U.S. law, even inexpensive gifts to government or political party officials, such as tickets to sporting events, may constitute a violation of the FCPA. If questions arise with respect to expenses to be incurred on behalf of foreign officials, consult with the CLO before the Company pays or agrees to pay such expenses.

Some “expediting” payments are authorized under the FCPA. Such payments must be directly related to non-discretionary conduct by lower level bureaucrats and unrelated to efforts by a company to obtain significant concessions, permits, or approvals. Examples include processing of visas and work orders, mail delivery, or loading and unloading of cargo. Such payments do not include payments of any kind relating to terms of continuing or new business agreements. Consult with the CLO prior to making or authorizing any proposed expediting payment.

A violation of the FCPA can result in criminal and civil charges against the Company, its officers, its managers, and the individuals involved in the violation, regardless of the person’s nationality or location.

E. Inside Information

While at the Company, you may also come into contact with another form of information that requires special handling and discretion. Inside information is material, non-public information about the Company or another company that, if made public, would be reasonably expected to affect the price of a company’s securities or investment decisions regarding the purchase or sale of such securities. Employees must never use inside information to obtain any type of personal advantage, and should not disclose inside information to any third parties without the prior approval of senior management. For further discussion on our policy with respect to inside information, please review our Insider Trading Policy and Guidelines for Public Disclosures and Communications with the Investment Community.

F. Company Disclosure Obligations

The Company’s business affairs are also subject to certain internal and external disclosure obligations and recordkeeping procedures. As a public company, we are committed to abiding by our disclosure obligations in a full, fair, accurate, timely, and understandable manner. Only with reliable records and clear disclosure procedures can we make informed and responsible business decisions. When disclosing information to the public, it is our policy to provide consistent and accurate information. To maintain consistency and accuracy, specific Company spokespersons are designated to respond to questions from the public. Only these individuals are authorized to release information to the public at appropriate times. All inquiries from the media

8

or investors should be forwarded immediately to the Chief Financial Officer or Chief Executive Officer (“CEO”). All press releases, speeches, publications, or other official Company disclosures must be approved in advance in accordance with our Guidelines for Public Disclosures and Communications with the Investment Community.

Our internal control procedures are further regulated by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Sarbanes-Oxley Act was a U.S. legislative response to events at public companies involving pervasive breakdowns in corporate ethics and internal controls over financial reporting. It was designed to rebuild confidence in the capital markets by ensuring that public companies are operated in a transparent and honest manner. Ensuring proper and effective internal controls is among the Company’s highest priorities.

We take seriously the reliance our investors place on us to provide accurate and timely information about our business. In support of our disclosure obligations, it is our policy to always:

•	comply with generally accepted accounting principles;

•

maintain a system of internal accounting and disclosure controls and procedures designed to provide management with reasonable assurances that transactions are properly recorded and that material information is made known to management;

•	maintain books and records that accurately and fairly reflect transactions; and

•	prohibit establishment of material undisclosed or unrecorded funds or assets.

G. Environmental Matters

The Company is committed to operating its business in a manner that protects the environment as much as possible, and is further committed to compliance with all applicable environmental laws, regulations, and industry best practices, such as those that affect hazardous waste disposal, emissions, and water purity. You are expected to be aware of environmental issues and to maintain compliance with all internal environmental policies.

H. Prohibition Against Discrimination; Equal Opportunity Employment

The Company is committed to maintaining the highest integrity in our work environment. Our employees must comply with all applicable employment laws and our policies addressing workplace conduct. We base hiring, promotions, and performance management decisions on qualifications and job performance. The Company’s policy is to treat each employee and job applicant without regard to race, color, age, sex, religion, national origin, sexual orientation, ancestry, veteran status, or any other category protected by law. Employees must refrain from acts that are intended to cause, or that do cause, unlawful employment discrimination. The Company also accommodates qualified disabled employees and applicants consistent with applicable laws.

9

The Company prohibits harassment in the workplace, including but not limited to sexual harassment. Consistent with this policy, we will not tolerate harassment by any of our employees, customers, or other third parties. Harassment includes verbal or physical conduct which threatens, offends, or belittles any individual because of his or her gender, race, color, age, religion, national origin, sexual orientation, ancestry, veteran status, or any other category protected by law. Retaliation against an employee for alleging a complaint of harassment or discrimination or for participating in an investigation relating to such a complaint will also not be tolerated.

I. Health and Safety

The Company is committed to providing a safe and healthy work environment for its employees, and all other individuals working on behalf of the Company. The Company also recognizes that the responsibilities for a safe and healthy work environment are shared with you. The Company will continue to establish and implement appropriate health and safety policies that managers and their employees are expected to uphold at all times. Employees are expected to conduct their work in a safe manner in compliance with all the Company policies, and report all safety or health concerns to your manager or Human Resources.

Part of providing a safe and healthy environment is the prohibition of the possession or consumption of illegal drugs or alcohol (except when alcohol is pre-approved for special Company-sponsored events) on Company premises. Individuals who consume alcohol at such events do so at their own risk. In addition, you are expected to avoid excessive consumption of alcohol at any Company-sponsored event, and will be asked to leave an event at which you are violating this requirement. You also may be subject to other disciplinary measures.

V.	AMENDMENTS AND WAIVERS OF THIS CODE

This Code applies to all Company employees, officers, and directors. Please contact the CLO if you believe that a waiver under a provision of this Code is warranted. There shall be no substantive amendment or waiver of any provision of this Code except by a vote of the Board of Directors or the Audit Committee of the Board of Directors, which will ascertain whether an amendment or waiver is appropriate and ensure that any amendment or waiver is accompanied by appropriate controls designed to protect the Company. In the case of non-officer employees or consultants of the Company, waivers may also be approved by the CEO. Any such waiver of a provision of this Code shall be evaluated to determine whether timely public disclosure of such waiver is required under the rules and regulations of the Securities and Exchange Commission or applicable exchange listing standards.

The Company reserves the right to amend any provision of this Code at any time, subject to the requirements for approval set forth above.

This Code is not an employment contract. By issuing this Code, the Company has not created any contractual rights.

10

EXHIBIT A

AT&T USA Direct Calling Instructions for Locations Outside of North America

1. Make sure you have an outside line.

2. Enter the Access Code for the country and/or the telephone system you are calling from. You will then hear a ‘bong’.

3. An English-language voice prompt will ask for the number you are calling.

4. Enter our toll-free number: 800-603-2869. There is no need to dial “1” before the toll-free number.

5. You are now connected to the hotline.

6. A Lighthouse greeting will be played in multiple languages. Make a choice from the pre- recorded language prompts or press 000 and tell the English operator the language you speak (preferably in English). An interpreter will then join the call in 2-3 minutes. The Lighthouse operator will interview you, aided by the interpreter.

7. A report in English is then sent to the designated recipient(s) of your company.

8. Access Codes are subject to change.

A-1

RECEIPT AND ACKNOWLEDGMENT

I, __________________________________, hereby acknowledge that I have received and read a copy of the Spyre Therapeutics, Inc. Code of Business Conduct and Ethics. I agree to comply with this Code. I understand that violation of this Code may subject me to discipline by Spyre Therapeutics, Inc., up to and including termination for cause.

Signature	Date

[RECEIPT AND ACKNOWLEDGMENT]